Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated February 25, 2026, with respect to the consolidated financial statements of Crescent Capital BDC, Inc. and the effectiveness of internal control over financial reporting of Crescent Capital BDC, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2025, into the Registration Statement (Form N-2/A, File No. 333-281876), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

February 25, 2026